                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                  COHU, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                   COHU, INC.
                             5755 Kearny Villa Road
                           San Diego, California 92123

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 12, 1998

TO OUR STOCKHOLDERS:

    The Annual Meeting of Stockholders of Cohu, Inc. (the "Company") will be held at the offices of the Company, 5755 Kearny Villa Road, San Diego, California 92123 on Tuesday, May 12, 1998, at 2:00 p.m. Pacific Time, for the following purposes:

         1.       To elect two Directors, each for a term of three years; and

         2.       To approve the Cohu, Inc. 1998 Stock Option Plan; and

         3. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's authorized shares of Common Stock to 40,000,000; and

         4. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record of the Company at the close of business on March 18, 1998 will be entitled to vote at the meeting.

    Since the holders of a majority of the outstanding shares of voting stock of the Company entitled to vote at the meeting must be represented to constitute a quorum, all stockholders are urged either to attend the meeting in person or to vote by proxy.

    Please sign, date and return the enclosed proxy in the envelope enclosed for your convenience. If you attend the meeting you may revoke your proxy and vote in person. You may also revoke your proxy by delivering a written notice to the Secretary of the Company, or by submitting another duly signed proxy bearing a later date.

                                By Order of the Board of Directors,


                                /s/ JOHN H. ALLEN
                                John H. Allen
                                Secretary

San Diego, California
April 1, 1998


                             YOUR VOTE IS IMPORTANT

        IN ORDER TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                   COHU, INC.
                             5755 Kearny Villa Road
                           San Diego, California 92123

                                PROXY STATEMENT

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cohu, Inc., a Delaware corporation (the "Company"), of your Proxy for use at the Annual Meeting of Stockholders to be held on Tuesday, May 12, 1998, at 2:00 p.m. Pacific Time at 5755 Kearny Villa Road, San Diego, California 92123 (the "Meeting"). This Proxy Statement and the accompanying Proxy are being mailed to all stockholders on or about April 1, 1998. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later dated proxy or written notice of revocation with the Company's Secretary or by voting in person at the Meeting.

    On March 18, 1998, the record date fixed by the Board of Directors (the "Record Date"), the Company had outstanding 9,703,808 shares of Common Stock. Stockholders have one vote for each share on all items to be considered at the Meeting. In the election of directors stockholders may, under certain circumstances, cumulate their votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder's shares are normally entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit.

    The affirmative vote of a majority of shares present in person or represented by proxy is required under Delaware law for approval of the Cohu, Inc. 1998 Stock Option Plan. The affirmative vote of a majority of shares outstanding is required for the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation. To conduct any business at the Meeting, a quorum must be present. A quorum generally consists of a majority of the shares entitled to vote and present or represented by proxy at the Meeting. Abstentions will not be considered to be a vote "for" or "against" a proposal, but will be included in determining whether a quorum is present. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be included in determining whether a quorum is present but will not be considered as present with respect to that matter. Any proxy that is returned not marked as to a particular item will be voted FOR the election of Directors, FOR the approval of the Cohu, Inc. 1998 Stock Option Plan and FOR the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation.

    A complete list of the stockholders of record entitled to vote at the Meeting, arranged in alphabetical order and showing the address of each stockholder, and the number of shares registered in the name of each stockholder, will be kept open at the office of the Company, 5755 Kearny Villa Road, San Diego, California 92123, for the examination of any stockholder during business hours for a period of ten days immediately prior to the Meeting.

    This solicitation is made by the Board of Directors of the Company. Proxies will be solicited by mail and may be solicited in person or by telephone and facsimile transmission. Directors and officers may engage in such solicitation but will not be entitled to any additional compensation for such efforts. The Company has retained Georgeson & Co. to aid in the solicitation of proxies at an anticipated cost of $6,500, plus expenses. The Company will bear the entire cost of the solicitation. Votes will be tabulated by the Company's Transfer Agent, ChaseMellon Shareholder Services, L.L.C.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 17, 1998 by (i) each person known by the Company, based on information provided by such person, to own more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each named executive officer included in the "Summary Compensation Table"; and (iv) all directors and executive officers as a group.


                                              AMOUNT & NATURE OF                 PERCENT
      NAME OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP (1)            OF CLASS (2)
    ----------------------------           -------------------------           ------------
Nicholas J. Cedrone                                718,819                          7.41%
One Monarch Drive
Littleton, MA  01460
John H. Allen                                        7,500                              *
James W. Barnes                                    225,136                          2.32%
Harry L. Casari                                      3,300                              *
Frank W. Davis                                      21,100                              *
William S. Ivans                                    76,152                              *
Gene E. Leary                                       12,500                              *
Charles A. Schwan                                  147,746                          1.52%
All current directors and
  executive officers
  as a group (7 persons)                           493,434                          5.07%


-----------------
*  Less than 1%

(1) Includes 11,335, 2,500, 24,250 and 38,085 shares issuable upon exercise of stock options held by Mr. Barnes, Mr. Casari and Mr. Schwan and all current directors and executive officers as a group, respectively, that were exercisable on, or exercisable within 60 days of, February 17, 1998.

(2) Computed on the basis of 9,697,308 shares of common stock outstanding as of February 17, 1998, plus, with respect to those persons holding options to purchase common stock exercisable within 60 days of February 17, 1998, the number of shares of common stock issuable upon exercise thereof.


ITEM 1-                        ELECTION OF DIRECTORS

    The Certificate of Incorporation divides the directors of the Company into three classes whose terms expire at successive annual meetings over a period of three years. One class of directors is elected for a term of three years at each annual meeting with the remaining directors continuing in office. At the Meeting two directors are to be elected for a term expiring in 2001. It is intended that the shares represented by proxies in the accompanying form will be voted by the proxy holders for the election of the two nominees named below. In the event the election of directors is to be by cumulative voting, the proxy holders will vote the shares represented by proxies in such proportions as the proxy holders see fit. Should any nominee decline or become unable to accept nomination or election, which is not anticipated, the proxies will be voted for such substitute nominee as may be designated by a majority of the Board of Directors. THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE TWO NOMINEES NAMED BELOW.

NOMINEES FOR TERMS EXPIRING IN 2001 - CLASS 1


                                                                                     DIRECTOR
      NAME                 AGE         PRINCIPAL OCCUPATION                          SINCE
      ----                 ---         --------------------                          -----
James W. Barnes            68          Retired President & Chief Executive Officer    1983
                                       of the Company (1983-1996)

William S. Ivans           77          Chairman of the Board of the Company           1960
                                       since February 1983


                     INFORMATION CONCERNING OTHER DIRECTORS

DIRECTORS WHOSE TERMS EXPIRE IN 1999 - CLASS 2

                                                                                     DIRECTOR
      NAME                 AGE         PRINCIPAL OCCUPATION                          SINCE
      ----                 ---         --------------------                          -----

Charles A. Schwan          58          President & Chief Executive Officer of the     1990
                                       Company since March 1996, Executive Vice
                                       President & Chief Operating Officer from
                                       September 1995 to March 1996, Vice
                                       President, Finance from 1983 until
                                       September 1995 and Secretary
                                       from 1988 until September 1995

Gene E. Leary              77          Retired executive at Honeywell, Inc. and       1976
                                       Control Data Corp.


DIRECTORS WHOSE TERMS EXPIRE IN 2000 - CLASS 3

                                                                                     DIRECTOR
      NAME                 AGE         PRINCIPAL OCCUPATION                          SINCE
      ----                 ---         --------------------                          -----

Frank W. Davis             83          Retired President of Convair Aerospace         1976
                                       Division of General Dynamics

Harry L. Casari            61          Retired partner, Ernst & Young LLP             1995
                                       Mr. Casari is also a director of Meade
                                       Instruments


                        BOARD OF DIRECTORS AND COMMITTEES

 ORGANIZATION OF THE BOARD OF DIRECTORS

    The Board held a total of seven meetings during 1997.

    The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. The Audit Committee, composed of Messrs. Leary, Casari and Davis, is the principal link between the Board and the Company's independent auditors, and monitors audit and internal accounting control procedures. The Audit Committee held one meeting during 1997. The Compensation Committee, also consisting of Messrs. Davis, Casari and Leary, recommends to the Board of Directors the compensation structure for the Officers of the Company and each subsidiary. In addition, this Committee has the responsibility for administration of the Company's stock option, stock purchase and incentive compensation plans. The Compensation Committee held two meetings in 1997.

DIRECTORS' COMPENSATION

    Outside Directors receive (i) an annual retainer of $8,500; (ii) $500 per meeting attended in person to a maximum of $2,500 annually; and (iii) $1,000 annually for membership on one or more active committees. The Cohu, Inc. 1996 Outside Directors Stock Option Plan provides that each Outside Director will receive an automatic grant of an option to purchase 10,000 shares of the Company's Common Stock upon their appointment to the Board. For services as Chairman of the Board, Mr. Ivans received compensation totaling approximately $36,000 from the Company in 1997. Pursuant to an employment agreement with the Company, Mr. Barnes is paid an annual salary of $30,000.


            COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table discloses compensation paid to the Company's Chief Executive Officer and the other executive officers whose aggregate cash compensation exceeded $100,000 (the "Named Executive Officers") during the last three years.


                           SUMMARY COMPENSATION TABLE



                                                                   LONG TERM
                                                                  COMPENSATION
                                                                     AWARDS
                                                 ANNUAL           ------------
                                               COMPENSATION        SECURITIES
                                          -----------------------  UNDERLYING             ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR   SALARY ($)  BONUS($)(1)  OPTIONS (#)       COMPENSATION ($) (2)
                                   ----   ----------  -----------  -----------       --------------------
Charles A. Schwan                  1997    285,000     263,610       15,000               21,944
President & Chief Executive        1996    263,333     246,950       50,000(3)            20,878
Officer                            1995    210,712     181,585           --               13,047

John H. Allen (4)                  1997    158,667     132,532       10,000               11,648
Vice President, Finance &          1996    143,000     122,846       40,000(3)            10,994
Chief Financial Officer,           1995     62,500      50,850       20,000                    -
     Secretary

---------------------

(1) The amounts shown in this column reflect payments under the Company's Incentive Bonus Plan for key executives.

(2) The amounts shown in this column reflect Company contributions to the Employees' Retirement 401(k) Plan and the Key Executive Long Term Incentive Plan.

(3) Includes 25,000 and 30,000 stock options for Mr. Schwan and Mr. Allen, respectively, that were repriced on November 13, 1996 to $17.00 per share.

(4) Mr. Allen joined the Company in June, 1995. He was Director of Finance until September 5, 1995, became Vice President, Finance and Secretary on September 6, 1995 and was appointed Chief Financial Officer on October 30, 1995. On an annualized basis his salary for the year ended December 31, 1995 was $125,000.


    INCENTIVE BONUS PLAN. The Company has an incentive bonus plan for key executives originally adopted in 1978 and continuing in effect for the present fiscal year upon recommendation of the Compensation Committee. Under this plan, corporate officers may receive incentive compensation based on overall corporate earnings performance and the principal executive of each division and subsidiary may receive incentive compensation based upon the earnings performance of the operations they manage. In each case, the incentive compensation is determined with reference to a pre-tax earnings "target" fixed by the Compensation Committee, or in the case of divisions and subsidiaries, by the corporate management.

    RETIREMENT PLAN. The Cohu, Inc. Employees' Retirement 401(k) Plan was implemented on January 1, 1978. The majority of the Company's employees, including the Named Executive Officers, who are at least 21 years of age and complete six months of service are eligible to enroll in this Plan. The participant may contribute up to 11% of his or her annual compensation. The Company matches participant contributions up to 4% of annual employee compensation not to exceed $160,000. The amounts contributed by the Company are vested 10% after one year of participation, another 10% after two years, and an additional 20% each year thereafter to the full 100%. None of the contributions nor accumulated earnings are taxable to the participant until withdrawn. The maximum annual amount that a participant could contribute in 1997 was $9,500.

    KEY EXECUTIVE LONG TERM INCENTIVE PLAN. The Company adopted the Key Executive Long Term Incentive Plan in 1994. Under this plan, corporate officers and the principal executives of each division and subsidiary may elect to defer a portion of their current compensation. The Company will then match participant contributions up to 4% of the executive's compensation in excess of $160,000 per year. These combined funds may be used by the Company to purchase a specifically designed life insurance policy on the executive's life. The Company is not entitled to a corporate tax deduction until the year in which the executive recognizes taxable income in connection with the plan. However, this plan is designed to compensate the Company for the present value of the deferred tax deduction. Upon the executive's termination of employment, the Company reserves in any policy for that executive an amount which is actuarially sufficient to provide a death benefit equal to the present value of the Company's deferred tax deduction. The remaining cash value of the policy is available for borrowing by the Company for payment to the executive in accordance with a schedule determined in the sole discretion of the Company. Upon the executive's death, any policy proceeds will be paid to the Company. Then the executive's beneficiaries will receive from the Company the amount of the net proceeds (after repayment of all borrowings by the Company), reduced by the present value of any tax deduction deferred by the Company and increased by the value of the Company's tax deduction available as a result of the payment of the net proceeds.

    TERMINATION AGREEMENTS. The Company has entered into Termination Agreements with Mr. Schwan and Mr. Allen pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company (except with a wholly owned subsidiary), a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting stock of the Company by any person, entity or affiliated group or a change in the identities of a majority of the directors of the Company within a period of thirty consecutive months resulting in whole or in part from the election of persons who were not management nominees. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including death, disability, wrongful acts, habitual intoxication, habitual neglect of duties or normal retirement. Termination also includes resignation following the occurrence of an adverse change in the executive's position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive's compensation. In the event of a termination in 1998 following a change of control, the amounts payable to Mr. Schwan and Mr. Allen would be approximately $1,230,000 and $800,000, respectively.

    EMPLOYMENT AGREEMENT. James W. Barnes resigned as President & Chief Executive Officer of the Company effective March 1, 1996. The Company and Mr. Barnes entered into an employment agreement for a three-year period commencing March 1, 1996. Pursuant to this agreement, Mr. Barnes agreed to provide the Company with employment services under the direction and control of the Company on a part-time basis. For such services Mr. Barnes will be paid an annual salary of $30,000. Mr. Barnes will continue to serve as a member of the Company's Board of Directors, subject to reelection by the stockholders at the conclusion of his term in office.

                        OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides information on grants of options to purchase the Company's Common Stock made to the Named Executive Officers during the year ended December 31, 1997.


                                                       INDIVIDUAL  GRANTS
                              --------------------------------------------------------------------
                               NUMBER OF                                                             POTENTIAL REALIZABLE VALUE
                              SECURITIES          PERCENT OF                                         AT ASSUMED ANNUAL RATES OF
                              UNDERLYING        TOTAL OPTIONS                                         STOCK PRICE APPRECIATION
                               OPTIONS             GRANTED           EXERCISE OR                        FOR OPTION TERM (2)
                               GRANTED           TO EMPLOYEES         BASE PRICE        EXPIRATION   -------------------------
   NAME                        (#) (1)          IN FISCAL YEAR          ($/SH)             DATE             5% ($)        10% ($)
 -------                      ----------        --------------       -----------        ----------       ---------        --------
Charles A. Schwan               15,000              6.4                 27.00              5/6/07          254,700         645,450

John H. Allen                   10,000              4.3                 27.00              5/6/07          169,800         430,300

-------------------

(1) Consists of stock options, which (i) were granted at an exercise price of 100% of the market price of the underlying shares on the date of grant, (ii) become exercisable over four years at the rate of one-fourth each year and
    (iii) expire ten years from the date of grant. The options were granted under the Company's 1996 Employee Stock Option Plan.

(2) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5% and 10% from the date of grant through the full 10-year option term, net of exercise price, but before taxes associated with the exercise. The amounts represent assumed rates of appreciation only based on the Securities and Exchange Commission rules and do not represent the Company's estimate of the possible future appreciation in the Company's common stock or gains, if any, that may ultimately be realized by the above option holders.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on option exercises in 1997 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 1997.


                                                                NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                             SHARES                                    OPTIONS                     IN-THE-MONEY OPTIONS
                            ACQUIRED          VALUE              AT FISCAL YEAR-END (#)         AT FISCAL YEAR-END ($) (1)
                           ON EXERCISE      REALIZED         -----------------------------    ------------------------------
      NAME                     (#)          ($) (1)          EXERCISABLE     UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
     ------                -----------      --------         -----------     -------------    -----------      -------------
Charles A. Schwan            17,000          476,300           44,250           43,750          946,528          535,713

John H. Allen                    --               --            7,500           32,500          102,225          342,975

----------------------
(1) Calculated on the basis of the fair market value of the Company's Common Stock on the exercise date or at December 31, 1997, minus the aggregate exercise price. The closing price of the Company's Common Stock on December 31, 1997 as reported on NASDAQ was $30.63.


                          COMPENSATION COMMITTEE REPORT

       Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, this Report shall not be incorporated by reference into any such filings.

    The Compensation Committee (the "Committee") of the Board of Directors, comprised of the non-employee directors, determines and administers the Company's executive compensation policies and programs.

COMPENSATION PHILOSOPHY

    One of the Committee's primary objectives in establishing compensation policies is to maintain competitive programs to attract, retain and motivate high caliber executives and maximize the long term success of the Company by appropriately rewarding such individuals for their achievements. Another objective is to provide an incentive to executives to focus their efforts on long term goals for the Company by closely aligning their financial interests with those of the stockholders. To attain these goals, the Committee has designed the Company's executive compensation program to include base salary, annual cash bonus incentives and long term incentives in the form of stock options. The Committee believes that the Company's executive compensation programs, as summarized below, have met these objectives.

BASE SALARY

    The Committee generally determines base salary levels for executive level positions prior to the annual stockholders' meeting in May. The process involved in the determination of executive base salaries for fiscal 1997 is summarized below.

    In April 1997, the Company's chief executive officer developed executive compensation data from a nationally recognized survey for a group of similarly sized high technology companies. The Company's chief financial officer's position as well as the principal executives of each division and subsidiary were matched to comparable survey positions and competitive market compensation levels were determined for base salary. This data was provided to the Committee, along with performance evaluations and salary recommendations.

    In May 1997, the chief executive officer reviewed the competitive market data with the Committee for each executive level position and the responsibility level of each position, together with the individual's performance for the last fiscal year and objectives for fiscal 1997. The Company's performance was compared to objectives for the last fiscal year and performance targets for fiscal 1997 were also reviewed. The Committee reviewed the recommendations, performance evaluations and survey data outlined above. After discussion, the Committee approved a base salary level to be effective May 1, 1997, for each executive level position other than the chief executive officer.

    The Committee reviewed the base salary of the chief executive officer and compared it to those in peer positions in companies of similar size and performance. As a result of this review, the Committee determined that effective May 1, 1997, it was appropriate to increase the chief executive officer's base salary to a level more consistent with the base salaries of other chief executive officers of similarly sized high technology companies. The group of companies used for salary comparison purposes is not the same group of companies used to compare stock performance included elsewhere herein.

ANNUAL INCENTIVES

    Bonuses are designed to be a significant component of cash compensation. Incentives for executive level positions are determined according to the Company's Incentive Bonus Plan (the "Incentive Plan"), based upon Company performance. In general, the Incentive Plan performance target objectives must be achieved before any bonuses may be paid to participants.

    In January 1998, the Committee reviewed and approved incentive awards for 1997 for all eligible participants in the Company's Incentive Plan. The bonuses were based upon actual Company performance compared to the target which followed the process and formula outlined in the Incentive Plan. In each case, the incentive compensation is determined with reference to a pre-tax earnings "target" fixed by the Compensation Committee, or in the case of divisions and subsidiaries, by the corporate management. Based on the Company's year-end financial results, the threshold performance levels of the earnings objectives were exceeded.

STOCK OPTIONS

    The Committee grants stock options to focus the executive on the long term performance of the Company and on maximizing stockholder value. The grant of stock options is closely tied to individual executive performance. The Committee grants such stock options after a review of various factors, including the executive's current equity ownership in the Company, potential future contributions to the Company and job responsibilities. The

Committee members weigh these subjective factors individually and arrive at final determinations for option grants through consensus. Stock options are granted with an exercise price equal to the current fair market value of the Company's stock and utilize vesting periods to encourage retention of executive officers. The Committee believes stock options serve to align the interests of executive officers with those of other stockholders.


SUBMITTED BY THE COMPENSATION COMMITTEE OF THE COMPANY'S BOARD OF DIRECTORS:

       Frank W. Davis           Harry L. Casari             Gene E. Leary

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During 1997, Messrs. Davis, Casari and Leary served as members of the Compensation Committee. None of the Compensation Committee members or Named Executive Officers have any relationships which must be disclosed under this caption.


                       COMPARATIVE STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the NASDAQ Market Index and a Peer Group Index over the same period (assuming the investment of $100 in the Company's Common Stock, Peer Group Index and NASDAQ Market Index on December 31, 1992, and reinvestment of all dividends). The Peer Group Index set forth on the Performance Graph is the index for Media General Financial Services, Inc. Industry Group 171, "Electronic Equipment Manufacturers". Historical stock price performance is not necessarily indicative of future stock price performance. Notwithstanding any statement to the contrary in any of the Company's previous or future filings with the Securities and Exchange Commission, the graph and other information in this section shall not be incorporated by reference into any such filings.

(INSERT GRAPH)


                           Years Ended December 31,
                     -----------------------------------
Index                1993   1994    1995    1996    1997
-----                ----   ----    ----    ----    ----
Cohu, Inc.           287     342    782     719     954
Peer Group           144     160    220     302     324
NASDAQ               120     126    163     203     248

ITEM 2-        APPROVAL OF THE COHU, INC. 1998 STOCK OPTION PLAN

    The Board has approved and recommended for adoption the Cohu, Inc. 1998 Stock Option Plan (the "1998 Plan"). The affirmative vote of the holders of a majority of the shares voting in person or by proxy at the Meeting (provided a quorum is present) will be required to approve the 1998 Plan. Any discrepancy between the language of the 1998 Plan and the summary provided herein shall be resolved in favor of the plan language.

PURPOSE

    The 1998 Plan is intended to make available shares of stock to enable selected officers, directors and employees to purchase Common Stock of the Company. This will assist the Company in retaining the services of employees holding key positions with the Company and attracting new employees capable of filling key positions, providing an incentive for such employees and encouraging stock ownership by participants thereby aligning their interests with those of the Company's stockholders. At December 31, 1997 the Company had only 124,950 shares available for grant under all existing employee stock option plans.

ADMINISTRATION

    The 1998 Plan is administered by the Cohu, Inc. Compensation Committee (the "Committee"). The members of the Committee must qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, and as "outside directors" under Section 162(m) of the Internal Revenue Code. The Committee will have final power to construe and interpret the 1998 Plan and to grant options thereunder, and to determine all questions that may arise in the administration of the 1998 Plan. The Committee has been authorized by the Board to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject thereto, the time or times during the term of each option within which all or a portion of such option may be exercised and all other terms of the options. The Committee shall have the right to adopt, amend, and repeal rules and regulations concerning the administration of the 1998 Plan. The Board may also appoint an "Employee Option Committee" consisting of one or more directors which is authorized to grant options to employees (other than executive officers) subject to such limitations as may be established by the Board.

TERM, AMENDMENT AND TERMINATION

    The Board or the Committee may suspend or terminate the 1998 Plan at any time. Unless sooner terminated by the Committee, the term of the 1998 Plan shall be for ten (10) years from the commencement date. Termination of the 1998 Plan shall not affect any rights previously granted thereunder. The Committee may terminate, modify or amend the 1998 Plan from time to time, provided that stockholder approval would be required with respect to any amendment which would
(i) increase the number of shares of Common Stock reserved for issuance upon exercise of options pursuant to the 1998 Plan or (ii) modify the requirements as to eligibility to receive inventive stock options under the 1998 plan.

ELIGIBILITY

    Stock options may be granted only to employees (including officers and directors who are also employees) and non-employee directors of the Corporation or its parent or subsidiaries or to individuals who are rendering services as consultants, advisors, or other independent contractors to the Corporation or its parent or subsidiaries.

    No incentive stock option may be granted to a person who, at the time of the grant, owns, directly or indirectly, stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of the Company entitled to vote or of any parent or subsidiary thereof, unless the exercise price of the stock subject to the option is at least one hundred and ten percent (110%) of the fair market value of such stock on the date the option is granted and the term of the option does not exceed five (5) years from the date of grant.

SHARES RESERVED FOR ISSUANCE

    A total of 450,000 shares of the $1.00 par value Common Stock of the Company shall be reserved for issuance pursuant to the 1998 Plan, subject to adjustment in the event of stock dividends, splits, subdivisions or combinations. At December 31, 1997 the Company had 857,247 options outstanding under all existing employee stock option plans and 124,950 shares available for grant under such plans.

TERMS OF OPTIONS

    Set forth below is a description of terms of options granted pursuant to the 1998 Plan, provided, however, that individual option grants in any particular case may be more restrictive as to any or all of the terms described below. The Committee may grant nonqualified stock options, incentive stock options or a combination thereof. During any calendar year no participant may be granted options for more than 100,000 shares.

    a. PRICE. The purchase price per share deliverable upon the exercise of an incentive stock option shall not be less than the fair market value of a share on the date of grant. The purchase price per share deliverable upon the exercise of an incentive stock option granted to a person, who at the time of grant, owns directly or indirectly, stock constituting more than ten percent (10%) of the total combined voting power of all classes of stock of the Company entitled to vote (or a parent or subsidiary thereof), must be at least one hundred and ten percent (110%) of the fair market value of such stock on the date the option was granted. The purchase price per share deliverable upon exercise of a nonqualified stock option shall be not less than the fair market value of a share on the date of grant of the nonqualified stock option except that the purchase price for no more than 5% of the shares under the plan can be determined by the Committee in its sole discretion. The exercise price of options granted under the 1998 Plan may be paid either (i) in cash at the time the option is exercised, or (ii) at the discretion of the Committee, by delivery to the Company of other Common Stock of the Company owned by the optionee.

    b. OPTION EXERCISE. A stock option may be exercisable, in part or in full, at any time and from time to time twelve months after the date of grant and during an exercise period, and may be subject to such performance criteria, and conditions as shall be determined by the Committee on a case-by-case basis and such exercise period and restrictions shall be described in the agreement evidencing the stock option. The exercise period applicable to any incentive stock option shall not exceed ten (10) years from the date of grant and in certain circumstances may not exceed five (5) years. The Committee may accelerate the times at which a stock option may be exercised.

    c. NONASSIGNABILITY. No incentive stock option may be transferred by an optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

    d. EXPIRATION FOLLOWING TERMINATION OF EMPLOYMENT. Under the 1998 Plan, an option will terminate immediately upon the optionee ceasing to be employed by the Company or a parent or subsidiary thereof, unless the option by its terms specifically provides otherwise. If termination is due to disability of the optionee, the optionee or his or her legal representative will have no more than three (3) months from the date of disability to exercise the option. If the termination is due to the death of the optionee, his or her legal representatives will have no more than one (1) year from the date of death to exercise the option, to the extent such option was exercisable on the date of death.

ADJUSTMENT PROVISIONS

    If there is a change in the Common Stock subject to the 1998 Plan through recapitalization, stock dividend, stock split, combination or otherwise, the Committee may make appropriate adjustments to the maximum number of shares subject to the 1998 Plan and shall make appropriate adjustments to the price per share of stock subject to the 1998 Plan and to any outstanding options thereunder.

REORGANIZATION

    A "Reorganization" shall be deemed to have occurred when the Company and/or its stockholders enter into an agreement to dispose of all or substantially all of the assets of the Company or an amount of the outstanding stock of the Company sufficient to constitute effective control of the Company by means of a sale, merger, reorganization, separation, liquidation or any other transaction. In the event of a Reorganization, the "Acquiring Corporation" may assume the Corporation's rights and obligations under outstanding stock options or substitute options for the Acquiring Corporation's stock for such outstanding stock options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding stock options in connection with the Reorganization, any unexercisable and/or unvested portion of the outstanding stock options shall be immediately exercisable and vested as of the date thirty
(30) days prior to the date of the Reorganization. Any stock options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Reorganization nor exercised as of the date of the Reorganization shall terminate and cease to be outstanding effective as of the date of the Reorganization.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following summary of the U.S. federal income tax consequences to participants and the Company of the acquisition and disposition of shares under the 1998 Plan does not purport to be complete and participants in the 1998 Plan should refer to the applicable provisions of the Internal Revenue Code or consult their own tax advisor. The summary does not address other taxes that may affect an individual such as state and local income taxes, federal and state estate, inheritance and gift taxes and foreign taxes. Furthermore, the tax consequences described below are complex and subject to change, and a taxpayer's personal situation may be such that some variation of the described rules applies.

    The Company may deduct from amounts otherwise due an optionee under a stock option or from any wages or other compensation payable to such optionee any sums required by federal, state or local tax to be withheld with respect to the exercise or disposition of any option or other right, or require the optionee to pay such sums as a condition of the issuance of shares. The 1998 Plan is not qualified under Internal Revenue Code Section 401(a) and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

    The grant of a nonqualified stock option generally will not result in taxable income to the optionee at the time of grant, and ordinary income will be realized by an optionee at the time of exercise of a nonqualified option in the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price. The Company will be entitled to a deduction from income for federal income tax purposes in an amount equal to the ordinary income recognized by the optionee in such case. Any subsequent disposition of the shares acquired pursuant to a nonqualified option will result in gain or loss to the optionee in an amount equal to the difference between the sale price and the market price at date of exercise.

    With respect to incentive stock options, the excess of the fair market value of stock received upon exercise over the exercise price is taken into account for purposes of the alternative minimum tax described under Section 55 of the Internal Revenue Code of 1986, as amended. Otherwise, there are generally no tax consequences to either the Company or an optionee connected with the grant or the exercise of an incentive stock option. If the stock acquired under an incentive stock option is not disposed of within two years from the date of grant nor within one year from the date of exercise, any gain on the sale thereof will generally be treated as capital gain to the optionee, with no tax consequences to the Company. If the stock is sold prior to such time, the optionee will recognize at the time of sale ordinary income equal to the lesser of the gain on the sale or the difference between the option price and the fair market value of the stock on the date of exercise, and any additional gain will be treated as capital gain. The Company may have a tax deduction equal to the ordinary income recognized by the optionee.

BOARD RECOMMENDS APPROVAL

    The Board of Directors has adopted and recommends that the stockholders approve the 1998 Plan. THE AFFIRMATIVE VOTE OF A MAJORITY OF SHARES PRESENT, IN PERSON OR BY PROXY, AT THE MEETING (PROVIDED A QUORUM IS PRESENT) IS REQUIRED TO APPROVE THE 1998 PLAN.


ITEM 3-                PROPOSED AMENDMENT TO THE COHU, INC.
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON SHARES

    The Board of Directors is requesting stockholder approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance from 25,000,000 to 40,000,000.

    The Board of Directors consider it advisable to have the additional shares available for possible future stock dividends or stock splits, acquisitions, issuance under the Company's stock option and purchase plans and for other corporate purposes, although the Company has no present commitments which would result in the issuance of new shares of Common Stock, except through the Company's stock option and employee stock purchase plans.

    If this amendment is adopted, the additional shares of Common Stock may be issued by direction of the Board of Directors at such times, in such amounts and upon such terms as the Board of Directors may determine, without further approval of the stockholders unless, in any instance, such approval is expressly required by regulatory agencies or otherwise. Stockholders of the Company have no preemptive rights to purchase additional shares. The adoption of the amendment will not of itself cause any change in the capital accounts of the Company. However, the issuance of additional shares of Common Stock could dilute the existing stockholders' equity interest in the Company.

BOARD RECOMMENDS APPROVAL

    The Board of Directors recommends that the stockholders approve the proposed amendment to the Cohu, Inc. Amended and Restated Certificate of Incorporation to increase the Company's authorized common shares. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMPANY'S OUTSTANDING COMMON STOCK VOTING IN PERSON OR BY PROXY AT THE MEETING (PROVIDED A QUORUM IS PRESENT) IS REQUIRED TO APPROVE SUCH AMENDMENT.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In June 1994 the Company acquired Daymarc Corporation, currently Daymarc, Inc. ("Daymarc") a wholly-owned subsidiary of the Company. Pursuant to the related Agreement and Plan of Merger dated June 16, 1994 the Company is obligated to pay to Nicholas J. Cedrone, the former owner of Daymarc Corporation and a current stockholder and employee of the Company, a specified percentage of the profits of Daymarc through June 1998. Certain of such payments are payable in shares of Cohu, Inc. Common Stock and totaled approximately $551,000 in 1997. Mr. Cedrone is currently a Vice President of Daymarc and pursuant to an Employment Agreement dated June 16, 1994 receives an annual salary of $168,000 through June 1998 and was paid a bonus of $206,000 in 1997. Under an Agreement and Covenant Not To Compete entered into in connection with the Daymarc acquisition, Mr. Cedrone was paid approximately $344,000 in 1997. Rental payments made in 1997 to Mr. Cedrone under a facilities lease for the Daymarc operation totaled approximately $134,000.

                              INDEPENDENT AUDITORS

    Ernst & Young LLP has served as the Company's independent auditors continuously since 1957 and the Board has selected this firm to serve as independent auditors for the current year. Representatives of Ernst & Young LLP will be present at the Meeting and be available to respond to appropriate questions, and may make a statement if they desire to do so.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the year ended December 31, 1997 its executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.


                                  OTHER MATTERS

    The Board of Directors is unaware of any other business to be presented for consideration at the Meeting. If, however, such other business should properly come before the Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders. The shares represented by proxies received in time for the Meeting will be voted and if any choice has been specified the vote will be in accordance with such specification.

    All stockholder proposals must be submitted to the Secretary of the Company no later than December 1, 1998 in order to be considered for inclusion in the Company's 1999 proxy materials.

    The Board of Directors invites you to attend the meeting in person. However, if you are unable to do so, please sign, date and return the enclosed proxy promptly.


                                         By Order of the Board of Directors


                                         /s/ JOHN H. ALLEN
                                         John H. Allen
                                         Secretary
San Diego, California
April 1, 1998

                                                                      APPENDIX A

                                   COHU, INC.
                             1998 STOCK OPTION PLAN

    The Cohu, Inc. 1998 Stock Option Plan, is hereby adopted for the benefit of officers, directors, service providers and key employees of Cohu, Inc., a Delaware corporation and its parent or subsidiaries, if any.

1. Purpose. The purpose of the Plan is to advance the growth and prosperity of the Corporation and its stockholders by providing to officers, directors, service providers and key employees of the Corporation an incentive to serve the Corporation. By encouraging and enabling such persons to become owners of capital stock of the Corporation, the Corporation seeks to attract and retain persons of training, experience and ability and to furnish additional incentives to those persons upon whose judgment, initiative and efforts the successful conduct of the Corporation's business depends. It is the intention of the Corporation that this objective will be accomplished through the granting of incentive stock options and nonqualified stock options to certain officers, directors, service providers and key employees of the Corporation.

2. Definitions. As used herein, the following terms shall have the corresponding meanings.

        2.1. "Committee" shall mean the Cohu, Inc. Compensation Committee, appointed by the Board of Directors of the Corporation. If no such Committee is appointed, the entire Board of Directors of the Corporation shall be deemed to constitute the Committee. The Board of Directors of the Corporation may also appoint an Employee Option Committee, consisting of one or more directors, which is authorized to grant options to employees (other than executive officers of the Corporation) subject to such limitations as may be established by the Board of Directors from time to time. If an Employee Option Committee is established, references to the term "Committee" shall also include the Employee Option Committee, as the case may be.

        2.2. "Corporation" shall mean Cohu, Inc. and any successor corporation thereto and/or its parent or subsidiaries, if any, as the context requires. The terms "parent" and "subsidiary" shall mean any existing or future corporation which would be a parent or subsidiary corporation of the Corporation, as those terms are defined in Section 424 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (the "Code").

        2.3. "Date of Grant" shall mean the date of grant of a Stock Option granted hereunder as set forth in the Stock Option Agreement. In the event of a grant conditioned, among other things, upon stockholder ratification of this Plan, the date of such conditional grant shall be the Date of Grant for purposes of this Plan.

        2.4. "Employee" shall mean any common-law employee of the Corporation. The determination of whether or not a person is an Employee of the Corporation with respect to the grant or exercise of an Incentive Stock Option shall be made in accordance with the rule of Income Tax Regulation Section 1.421-7(h) (or successor regulation).

        2.5. "Fair Market Value" shall mean, with respect to the exercise of an option under the Plan, (a) if the Common Stock is listed on a national securities exchange or the NASDAQ National Market System, the closing price of the Common Stock for the business day immediately preceding the day for which the determination is being made, or (b) if the Common Stock is not then listed on an exchange, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ for the business day immediately preceding the day for which the determination is being made, or (c) if the Common Stock is not then listed on any exchange or quoted on NASDAQ, an amount determined in good faith by the Board of Directors to be the fair market value of the Common Stock, after consideration of all relevant factors.

        2.6. "Holder" shall mean any person entitled to exercise a Stock Option pursuant to the terms of the Plan.

        2.7. "Incentive Stock Option" shall mean a Stock Option which is intended to qualify for tax treatment as an incentive stock option under Section 422 of the Code. An Incentive Stock Option may only be granted to an Employee.

        2.8. "Nonqualified Stock Option" shall mean a Stock Option which is not intended to qualify for tax treatment as an Incentive Stock Option under Section 422 of the Code.

        2.9. "Plan" shall mean the Cohu, Inc. 1998 Stock Option Plan, as herein adopted and as may be amended from time to time.

        2.10. "Purchase Price" shall mean the price paid for Shares upon the exercise of a Stock Option granted hereunder.

        2.11. "Shares" shall mean those shares of Common Stock of the Corporation which are available for issuance pursuant to the terms of the Plan.

        2.12. "Stock Option" shall mean a stock option giving a Holder the right to purchase Shares. A Stock Option may be an Incentive Stock Option or a Nonqualified Stock Option.

3. Term. All Stock Options shall be granted, if at all, within ten (10) years from the earlier of the date the Plan is adopted by the Board of Directors of the Corporation and the date the Plan is duly approved by the stockholders of the Corporation.

4. Eligibility. Stock Options may be granted only to employees (including officers and directors who are also employees) of the Corporation or its parent or subsidiaries or to individuals who are rendering services as directors, consultants, advisors, or other independent contractors to the Corporation or its parent or subsidiaries. For purposes of the foregoing sentence, "employees" shall include prospective employees to whom Stock Options are granted in connection with written offers of employment with the Corporation or its parent or subsidiaries and "consultants" or "advisors" shall include prospective consultants or advisors to whom Stock Options are granted in connection with written consulting or advising offers with the Corporation or its parent or subsidiaries. The Committee shall, in the Committee's sole discretion, determine which persons shall be granted Stock Options. An individual who is rendering services as a director (and who is not an employee), consultant, advisor, or other independent contractor or who is a prospective employee, consultant or advisor shall be eligible to be granted only a Nonqualified Stock Option. A Holder may, if otherwise eligible, be granted more than one Stock Option. In no event may a Stock Option be granted to an individual where such grant, together with all other Stock Options granted during that calendar year, would entitle the holder of the Stock Option to purchase more than 100,000 Shares.

5. Shares of Stock Subject to the Plan. Subject to the adjustments set forth in the Plan, the Shares which may be issued pursuant to the Plan shall not exceed in the aggregate 450,000 shares of the Corporation's Common Stock, $1.00 par value. Such Shares shall be authorized and unissued shares. Any Shares subject to a Stock Option granted under this Plan which for any reason expires or is terminated unexercised and/or Shares subject to repurchase which are repurchased by the Corporation shall again be subject to and be available for issuance pursuant to the terms of this Plan. Notwithstanding the foregoing, any such shares shall be made subject to a new Stock Option only if the grant of such new Stock Option and the issuance of such shares pursuant to such new Stock Option would not cause the Plan or any Stock Option granted under the Plan to contravene Rule 16b-3, as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as amended from time to time or any successor rule or regulation ("Rule 16b-3").

6. Administration of the Plan. Within the limitations described herein, the Committee shall administer the Plan, select the officers, directors, service providers and Employees of the Corporation to whom Stock Options shall be granted, determine the number of Shares to be subject to each grant, determine the method of payment upon exercise of each Stock Option, determine all other terms of Stock Options granted hereunder and interpret, construe and implement the provisions of the Plan. By the adoption of this Plan, the Board of Directors of the Corporation is delegating to the Committee plenary authority to administer the Plan. All questions of interpretation of the Plan or any Stock Option granted under the Plan shall be determined by the Committee, and such decisions shall be binding upon all persons having an interest in the Plan and/or any Stock Option.

        With respect to the participation of eligible participants who are subject to Section 16(b) of the Exchange Act, the Plan shall be administered in compliance with the requirements of Rule 16b-3. In the case of officers or other Employees or persons who are not directors of the Corporation, grants may be approved by the Committee or by a majority of the members of the Board of Directors. Notwithstanding the above, the Committee, in its sole discretion, may delegate its powers hereunder to grant Stock Options to persons who are not subject to Section 16(b) of the Exchange Act, to certain officers of the Corporation. Any such delegation shall be in writing and shall clearly describe any limitations to which such delegation of authority is subject.

     In the event the Corporation is a "publicly held corporation" as defined in paragraph (2) of section 162(m) of the Code, as amended by the Revenue Reconciliation Act of 1993 (P.L. 103-66), and the regulations promulgated thereunder ("Section 162(m)"), the Corporation shall establish a committee of outside directors meeting the requirements of Section 162(m) to approve the grant of Stock Options which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

7. Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, members of the Board of Directors of the Corporation, members of the Committee and any officers to whom authority to act for the Committee is delegated shall be indemnified by the Corporation against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence or misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Corporation, in writing, the opportunity at its own expense to handle and defend the same.

8. Stock Options. The granting of a Stock Option shall be evidenced by a stock option agreement ("Stock Option Agreement"), in such form and not inconsistent with this Plan, as the Committee shall approve from time to time. The Committee shall determine for each Stock Option (which need not be identical), the exercise price of the Stock Option, the timing and terms of exercisability and vesting of the Stock Option, the time of expiration of the Stock Option, the effect of the Holder's termination of employment or service, whether the Stock Option is to be treated as an Incentive Stock Option or as a Nonqualified Stock Option, the method for satisfaction of any tax withholding obligation arising in connection with the Stock Option, including by the withholding or delivery of shares of Common Stock, and all other terms and conditions of the Stock Option not inconsistent with the Plan. Each Stock Option Agreement shall contain in substance the following terms and conditions:

        8.1. Price. The Stock Option Agreement shall specify the Purchase Price per Share. The Purchase Price per Share deliverable upon the exercise of an Incentive Stock Option shall not be less than the Fair Market Value of a Share on the Date of Grant of the Incentive Stock Option. In the case of a grant of an Incentive Stock Option to an Employee who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, or of any parent or subsidiary corporation, the Purchase Price per Share deliverable upon the exercise of the Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of such Share on the Date of Grant of the Incentive Stock Option. Notwithstanding the foregoing, an Incentive Stock Option may be granted with a Purchase Price lower than the minimum price set forth above if such Stock Option is granted pursuant to an assumption or substitution for another Stock Option in a manner qualifying with the provisions of Section 424(a) of the Code. The Purchase Price per Share deliverable upon exercise of a Nonqualified Stock Option shall be not less than the Fair Market Value of a Share on the Date of Grant of the Nonqualified Stock Option except that the purchase price for no more than 5% of the shares under the plan can be determined by the Committee in its sole discretion.

        8.2. Number of Shares. The Stock Option Agreement shall specify the number of Shares subject to the Stock Option.


        8.3. Exercisability of Stock Options. A Stock Option may be exercisable, in part or in full, at any time and from time to time during an exercise period, and subject to such performance criteria, conditions and restrictions as determined by the Committee on a case-by-case basis for each Stock Option, and as set forth in the Stock Option Agreement; provided, however, that a Stock Option granted to a prospective employee, prospective consultant or prospective advisor shall not be exercisable prior to the date on which the person commences employment or service. In no event shall the exercise period of any Incentive Stock Option granted hereunder exceed ten (10) years from the Date of Grant of such Option; provided, however, that in the case of a grant of an Incentive Stock Option to an Employee, who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting stock of the Corporation or of any parent or subsidiary corporation, such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from its Date of Grant.

             In the event that the aggregate Fair Market Value (determined as of the Date of Grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all stock option plans of the Corporation and its parent or subsidiary corporations) exceeds $100,000, the excess shall be treated as a Nonqualified Stock Option. This paragraph shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

        8.4. Payment of Purchase Price.

               (a) Forms of Payment Authorized. Payment of the Purchase Price for the number of Shares being purchased pursuant to any Stock Option shall be made (1) in cash, by check, or cash equivalent, (2) by tender to the Corporation of shares of the Corporation's Common Stock owned by the Holder having a value, as determined by the Committee (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Corporation), not less than the option price, (3) if specifically permitted by the Committee and set forth in the Holder's Stock Option Agreement, by the Holder's recourse promissory note, (4) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of a Stock Option or the proceeds of a loan with respect to the shares acquired upon the exercise of a Stock Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System), or (5) by any combination thereof. The Committee may at any time or from time to time, grant Stock Options which do not permit all of the foregoing forms of consideration to be used in payment of the option price and/or which otherwise restrict one (1) or more forms of consideration.

               (b) Tender of Corporation Stock. Notwithstanding the foregoing, a Stock Option may not be exercised by tender to the Corporation of shares of the Corporation's Common Stock to the extent such tender of stock would constitute a violation of the provisions of any law, regulation and/or agreement restricting the redemption of the Corporation's stock or result in the recognition of compensation expense to the Corporation under generally accepted accounting principles. Unless otherwise provided by the Committee, a Stock Option may not be exercised by tender to the Corporation of shares of the Corporation's Common Stock unless such shares of the Corporation's common stock either have been owned by the Holder for more than six (6) months or were not acquired, directly or indirectly, from the Corporation.

               (c) Promissory Notes. No promissory note shall be permitted if an exercise using a promissory note would be a violation of any law. Any permitted promissory note shall be due and payable not more than five (5) years after the Stock Option is exercised, and interest shall be payable at least annually and be at least equal to the minimum interest rate necessary to avoid imputed interest pursuant to all applicable sections of the Code. The Committee shall have the authority to permit or require the Holder to secure any promissory note used to exercise a Stock Option with the Shares acquired on exercise of the Stock Option and/or with other collateral acceptable to the Corporation. Unless otherwise provided by the Committee, in the event the Corporation at any time becomes subject to the regulations promulgated by the Board of Governors of the Federal Reserve System or any other governmental entity affecting the extension of credit in connection with the Corporation's securities, any promissory note shall comply with such applicable regulations, and the Holder shall pay the unpaid principal and accrued interest, if any, to the extent necessary to comply with such applicable regulations.

               (d) Assignment of Proceeds of Sale. The Corporation reserves, at any and all times, the right, in the Corporation's sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Stock Options by means of an assignment of the proceeds of a sale of some or all of the Shares to be acquired upon such exercise, or the assignment of the proceeds of a loan with respect to the Shares to be acquired upon such exercise.

9. Recapitalization. Appropriate adjustments shall be made in the number and class of Shares subject to the Plan, to the annual limit on Stock Options that may be granted to any individual, and to any outstanding Stock Options and in the Purchase Price per Share of any outstanding Stock Options in the event of a stock dividend, stock split, reverse stock split, combination, reclassification, or like change in the capital structure of the Corporation.

10. Reorganization. A "Reorganization" shall be deemed to have occurred in the event any of the following occurs with respect to the Corporation: (a) the direct or indirect sale or exchange by the stockholders of the Corporation of all or substantially all of the stock of the Corporation where the stockholders of the Corporation before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Corporation after such sale or exchange; (b) a merger or consolidation in which the Corporation is not the surviving corporation; (c) a merger or consolidation in which the Corporation is the surviving corporation where the stockholders of the Corporation before such merger or consolidation do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Corporation after such merger or consolidation; (d) the sale, exchange, or transfer of all or substantially all of the assets of the Corporation (other than a sale, exchange, or transfer to one (1) or more subsidiary corporations (as defined in paragraph 2.2 above) of the Corporation); or (e) a liquidation or dissolution of the Corporation.

        In the event of a Reorganization, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Corporation"), may assume the Corporation's rights and obligations under outstanding Stock Options or substitute options for the Acquiring Corporation's stock for such outstanding Stock Options. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Stock Options in connection with the Reorganization, any unexercisable and/or unvested portion of the outstanding Stock Options shall be immediately exercisable and vested as of the date thirty (30) days prior to the date of the Reorganization. The exercise and/or vesting of any Stock Option that was permissible solely by reason of this paragraph 10 shall be conditioned upon the consummation of the Reorganization. Any Stock Options which are neither assumed or substituted for by the Acquiring Corporation in connection with the Reorganization nor exercised as of the date of the Reorganization shall terminate and cease to be outstanding effective as of the date of the Reorganization.

11. Investment Representations. The Committee may require a Holder to whom a Stock Option is granted, as a condition of receipt and/or exercise of the Stock Option, to give written assurances in substance and form satisfactory to the Committee to the effect that the Holder is acquiring the Stock Option granted hereunder or the Shares issuable upon exercise thereof for the Holder's own account and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Committee deems necessary or appropriate in order to comply with federal and applicable state securities laws. Appropriate legends may be placed on any Shares issued under the Plan evidencing such representations.

12. Compliance With Securities Laws. Each Stock Option granted hereunder shall be subject to the requirement that, if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the Shares subject to such Stock Option upon any securities exchange or under any state or federal law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Stock Option granted hereunder or the issue of Shares, such Stock Option may not be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Nothing in the Plan or related Stock Option Agreements shall be deemed to require the Corporation to apply for or obtain such listing, registration or qualification.

13. Rights as a Stockholder. A Holder shall have no rights as a stockholder of the Corporation with respect to any Shares covered by a Stock Option granted hereunder until said Holder tenders an effective and unconditional notice of exercise of the Stock Option to the Corporation, complies with all other terms and conditions of exercise and, if applicable, pays the Purchase Price. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on which the Holder tenders notice of exercise, complies with all other terms and conditions of exercise, and pays any applicable Purchase Price. The Committee shall use its best efforts to secure prompt issuance of stock certificates following full performance of exercise by any Holder.

14. Non-Assignability of Options. No Incentive Stock Option shall be assignable or transferable by the Holder except by will or by the laws of descent and distribution. During the life of the Holder, an Incentive Stock Option shall be exercisable only by the Holder or by the duly appointed legal representative of an incompetent Holder. A Nonqualified Stock Option may be assignable or transferable to the extent set forth in the Stock Option Agreement governing such Stock Option.

15. Withholding Taxes. The Corporation shall have the right to deduct from amounts otherwise due Holder under a Stock Option granted hereunder or from any wages or other compensation to be paid to Holder any sums required by federal, state and local tax law to be withheld with respect to the exercise of any Stock Option or with respect to the disposition of Shares issued hereunder or, in the alternative, to require the Holder to pay such sums to the Corporation. The Corporation may also retain any certificate representing Shares issuable upon exercise of Stock Options until all such tax withholding requirements are satisfied. The Corporation may, in its discretion and upon request by Holder, withhold from the Shares to be issued to Holder under this Plan a number of Shares (based on the Fair Market Value of the Shares on the date of exercise of the Stock Option) necessary to satisfy any tax withholding requirements.

16. Termination or Amendment of the Plan and Stock Options. The Committee may terminate or amend the Plan or any Stock Option at any time; except that, without stockholder approval, the Committee may not increase the number of Shares which may be issued under the Plan (except by operation of paragraph 9) or modify the requirements as to eligibility to receive Incentive Stock Options under the Plan. In addition, the approval of the Corporation's stockholders shall be sought for any amendment to the Plan or a Stock Option for which the Committee deems stockholder approval necessary in order to comply with Rule 16b-3. In any event, no amendment may adversely affect any then outstanding Stock Option or any unexercised portion thereof, without the consent of the Holder, unless such amendment is required to enable a Stock Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.


17. No Special Employment Rights. Nothing contained in this Plan or in any Stock Option granted hereunder shall confer upon any Holder any right with respect to continued employment or engagement with the Corporation or interfere in any way with the right of the Corporation, subject to the terms of any separate agreement with the Holder to the contrary, at any time to terminate such employment or engagement or to increase or decrease the compensation or other benefits paid to the Holder.

18. Governing Law. This Plan and any Stock Options issued hereunder shall be governed by and construed in accordance with the laws of the State of California.

        IN WITNESS WHEREOF, the undersigned Secretary of the Corporation certifies that the foregoing Cohu, Inc. 1998 Stock Option Plan was duly adopted by the Board of Directors of the Corporation on January 29, 1998.

                                   /s/ JOHN H. ALLEN
                                   -------------------------------------
                                   John H. Allen

                                   COHU, INC.
        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY
         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 12, 1998

        The undersigned hereby (i) acknowledge(s) receipt of the Notice and Proxy Statement dated April 1, 1998 relating to the Annual Meeting of Stockholders of Cohu, Inc. (the "Company") to be held May 12, 1998 and (ii) appoint(s) WILLIAM S. IVANS, CHARLES A. SCHWAN and JOHN H. ALLEN as proxies, with full power of substitution, and authorizes them, or any of them, to vote all the shares of common stock of the Company standing in the name of the undersigned at said meeting or any adjournment thereof upon the matter specified below and upon such other matters as may be properly brought before the meeting, conferring discretionary authority upon such proxies as to such other matters.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, 2, AND 3.

1. ELECTION OF DIRECTORS       [ ]  FOR all nominees listed below                [ ] WITHHOLD AUTHORITY
                                    (except as marked to the contrary below)         to vote for all nominees listed

                                 JAMES W. BARNES                                  WILLIAM S. IVANS

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


--------------------------------------------------------------------------------
                   (Please sign and date on the reverse side)

2. APPROVAL OF THE COHU, INC. 1998 STOCK OPTION PLAN.
           [ ]  FOR              [ ]  AGAINST          [ ]    ABSTAIN

3. APPROVAL TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF COMMON STOCK.

           [ ]  FOR              [ ]  AGAINST          [ ]    ABSTAIN

  IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

  STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY.


                                              Dated:_____________________1998


                                              -------------------------------
                                                  Signature of Stockholder


                                              -------------------------------
                                                  Signature of Stockholder

                                                 IMPORTANT:Please date this
                                                 Proxy and sign exactly as
                                                 your name(s) appears hereon.
                                                 When signing as a fiduciary,
                                                 please give your full title.
                                                 If shares are held by joint
                                                 tenants, both should sign.


PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN U.S.A.